环 球 律 师 事 务 所
GLOBAL LAW OFFICE

中国北京市朝阳区建国路 81 号华贸中心 1 号写字楼 15 层　邮政编码:100025
15/F Tower 1, China Central Place No. 81 Jianguo Road, Beijing 100025, China
电话/ Tel: (86 10) 6584 6688　传真/ Fax: (86 10) 6584 6666/6677
http://www.globallawoffice.com.cn

Consent

We hereby consent to all references in the sections of the prospectus contained in Amendment No. 2 to the Registration Statement of Rongfu Aquaculture, Inc. on Form S-1 entitled "Risk Factors" and "Organizational History of the Company and its Subsidiaries" to an opinion given by our firm to Rongfu Aquaculture, Inc. (the "Company") regarding the due execution and binding nature under the laws of the People's Republic of China ("PRC") of certain contracts to which a subsidiary of the Company is a party, that the contracts do not violate or breach any current statute, rule or regulation of the PRC that is applicable thereto and the summarization therein of our opinion. We also consent to the references to our firm under the heading "Legal Matters" in such prospectus.

Global Law Office

Very sincerely yours,

Global Law Office

北京市环球律师事务所 CGLO BEIJING GLOBAL LAW OFFICE

October 4, 2010